Exhibit 99.1

January 8, 2024

Magellan Announces Note Restructuring and Changes to Its Board of Directors

Wallace, Idaho – January 8, 2024 – Magellan Gold Corporation (OTC Pink: MAGE) (“Magellan” or the “Company”), is pleased to announce that the Company has entered into a certain agreements with AJB Capital Investments LLC (“ABJ”) and Gold Express Mines, Inc. (“GEM”) pursuant to which AJB assigned to GEM all of ABJ’s right, title, obligation, liability and interest in that certain Promissory Note, dated February 2021 (the “Promissory Note”), issued by the Company to AJB.

The aggregate principal amount of the Promissory Note outstanding is $100,000. The Promissory Note is now payable to GEM.

Pursuant to developing a new strategy, the Company has accepted the resignations of Mr. Mark Rodenbeck and Mr. Deepak Maholtra as members of the board of directors of the Company, and has appointed John P. Ryan, and Howard M. Crosby as new members of the board of directors. Mr. Ryan will also serve as the Chief Financial Officer of the Company. Both Mr. Ryan and Mr. Crosby also serve as Officers and Directors of GEM.

The Company thanks Mr. Rodenback and Mr. Malhotra for their time and expertise in serving the Company in the past several years.

Since June 2020, Mr. Ryan has served as the Chief Executive Officer and Chairman of the board of directors of GEM, a multi-commodity mining company focused on the discovery and development of precious and base metal assets. Mr. Ryan also serves as the Vice President of Corporate Affairs of Key Mining Corp., an exploration stage mining company and as its Corporate Secretary. From November 2016 to September 2020, Mr. Ryan served as a director and Interim CEO of Bunker Hill Mining Corp., a development stage mining company focused on a restart of the Bunker Hill Mine in North Idaho. Mr. Ryan has founded and served as an Officer and Director of many natural resource companies which have gone on to senior listings in the United States, Canada, and other listing venues. Mr. Ryan obtained his Bachelor of Science degree in mining engineering from the University of Idaho and his juris doctor from Boston College Law School.

Since June 2020 Mr. Crosby has served as Vice President and Director of GEM. Mr. Crosby also serves as a Director of Key Mining Corp., a Company focused on the development of mining assets in Chile. Since October 2014, Mr. Crosby has served as the Chairman of the Board of Desert Hawk Gold Corp., a gold mining company with a permitted gold asset in Utah. From 2005 to 2016, Mr. Crosby served as a director of White Mountain Titanium Corp. From 2015 to 2018, Mr. Crosby served as a director of Bunker Hill Mining Corp. Over his thirty-year career Mr. Crosby has founded and served as an Officer and Director of numerous mining and energy companies, several of which achieved senior listings in the United States.

About Magellan Gold Corporation

Magellan Gold Corporation (MAGE) is focused on the exploration and development of precious and base metals assets, primarily in the State of Idaho. Further details of the plans for the Company will be forthcoming in future press releases.

Please also visit our website at  www.magellangoldcorp.com.

1

Forward Looking Statements

This press release contains forward-looking statements. All statements contained in this press release, other than statements of historical facts or statements that relate to present facts or current conditions, including but not limited to, statements regarding our cash and financial resources and our clinical development plans, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “should,” “expect,” “plan,” “aim,” “seek,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “forecast,” “potential” or “continue” or the negative of these terms or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond our control. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: competition, our ability to grow and manage growth, retain our management and key employees; changes in applicable laws or regulations; the possibility that the we may be adversely affected by other economic, business or competitive factors; our estimates of expenses and profitability; the evolution of the markets in which we compete; our ability to implement our strategic initiatives; and the risks and uncertainties described in the “Risk Factors” section of our most recent filings with the Securities and Exchange Commission, available at www.sec.gov. You should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in a dynamic industry and economy. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties that we may face. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Contacts:
Magellan Gold Corporation
Mike Lavigne, CEO
mblavigne@magellangoldcorp.com

2